UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2026

QXO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38063	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five American Lane Greenwich, Connecticut	06831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-998-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	QXO	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 5.50% Series B Mandatory Convertible Preferred Stock, par value $0.001 per share	QXO.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2026, QXO, Inc. (the “Company”) announced the appointment of Dev Ahuja as the Company’s Chief Financial Officer, effective as of his anticipated start date in January 2027. Mr. Ahuja will succeed Ihsan Essaid, who has served as the Company’s Chief Financial Officer since July 2024. On Mr. Ahuja’s start date, Mr. Essaid will be promoted to the Company’s Vice Chairman, an executive role, overseeing mergers and acquisitions and advancing capital-raising activities.

Mr. Ahuja, age 61, brings more than two decades of experience leading financial operations for growth-oriented companies. He joins the Company from Novelis Inc. (“Novelis”), a leading producer of innovative aluminum solutions, where he has served as Executive Vice President and Chief Financial Officer since 2016. Previously, with healthcare giant Novartis AG, he held Chief Financial Officer roles for Alcon North America, Alcon Japan, and the company’s South Korean business.

No family relationships exist between Mr. Ahuja and any director or executive officer of the Company. There are no arrangements or understandings pursuant to which Mr. Ahuja was selected as an officer and no transactions to which the Company is or was a participant and in which Mr. Ahuja has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Offer Letter with Mr. Ahuja

The Company entered into an offer letter with Mr. Ahuja, pursuant to which Mr. Ahuja will receive an annual base salary of $900,000 and an annual target bonus equal to 115% of his base salary.

Annual Long-Term Incentive Awards. In March 2027, as part of the Company’s annual grant cycle and subject to approval by the Compensation and Talent Committee of the Board of Directors (the “Committee”), Mr. Ahuja will be eligible to receive annual long-term incentive awards under the QXO, Inc. 2024 Omnibus Incentive Compensation Plan (the “Plan”) in the form of (i) time-based restricted stock units (“RSUs”) with a grant-date value of $1,137,500 (“2027 RSUs”) and (ii) performance-based restricted stock units (“PSUs”) with a grant-date value of $2,112,500 (the “2027 PSUs”). Beginning in 2028, Mr. Ahuja will be eligible to receive subsequent long-term incentive awards as part of the Company’s normal annual grant cycle. The 2027 RSUs will vest over a period of four years, with 25% vesting on each of the first four anniversaries of the grant date, subject to Mr. Ahuja’s continued employment through the applicable vesting date. The 2027 PSUs will be earned based on the Company’s total stockholder return relative to companies in the S&P 500 Index over two performance periods, with (i) 50% of the target 2027 PSUs measured over the performance period from January 1, 2027 through December 31, 2028 and (ii) 50% of the 2027 PSUs measured over the performance period from January 1, 2029 through December 31, 2030. Earned 2027 PSUs may range from 0% to 225% of target, and any earned 2027 PSUs would vest on the last day of the applicable performance period, subject to the Committee’s certification of achievement of the applicable performance target and Mr. Ahuja’s continued employment through the vesting date. All shares received upon settlement of the 2027 RSUs and 2027 PSUs will be subject to a restriction on sales, offers, pledges, transfers and dispositions for one year after such shares vest.

Equity Sign-On Award. In March 2027, as part of the Company’s annual grant cycle and subject to Committee approval, Mr. Ahuja will receive an equity sign-on award consisting of RSUs with a grant-date value of $4,500,000 (“Sign-On RSUs”) under the Plan. The Sign-On RSUs will vest over four years, with 25% vesting on each of the first four anniversaries of the grant date, subject to Mr. Ahuja’s continued employment through the applicable vesting date. All shares received upon settlement of the Sign-On RSUs will be subject to a restriction on sales, offers, pledges, transfers and other dispositions until the first anniversary of the date on which such shares vest.

Relocation Incentive Award. On his start date, subject to Committee approval, Mr. Ahuja will also receive an equity incentive award consisting of RSUs with a grant-date value of $150,000 (“Relocation RSUs”) under the Plan. The Relocation RSUs will vest in full on the one-month anniversary of the grant date, subject to Mr. Ahuja’s continued employment through such vesting date. If Mr. Ahuja’s employment terminates for any reason other than an involuntary termination without cause on or after the vesting date but prior to the second anniversary of his start date, he will be required to repay the fair market value of the Relocation RSUs as of the vesting date, less any taxes withheld or paid in connection with the vesting of the Relocation RSUs.

New Hire Incentive Award. On his start date, subject to Committee approval, Mr. Ahuja will also receive an equity incentive award consisting of RSUs with a grant-date value of $1,151,570 (“New Hire RSUs”) under the Plan. The New Hire RSUs will vest in full on the one-month anniversary of the grant date, subject to Mr. Ahuja’s continued employment through such vesting date. If Mr. Ahuja’s employment terminates for any reason other than an involuntary termination without cause on or after the vesting date but prior to the second anniversary of his start date, he will be required to repay the fair market value of the New Hire RSUs as of the vesting date, less any taxes withheld or paid in connection with the vesting of the New Hire RSUs.

Mr. Ahuja’s employment is expressly conditioned on his relocation to Greenwich, Connecticut and the Company will cover reasonable commuting or temporary housing expenses until he relocates. Mr. Ahuja will also enter into the Company’s Confidential Information Protection Agreement and will be eligible to participate in the Company’s Severance Plan, as in effect from time to time, which provides severance benefits upon certain qualifying terminations of employment.

The foregoing summary of the offer letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the offer letter, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2026.

Item 7.01	Regulation FD Disclosure.

On November 12, 2026, the Company issued a press release announcing the appointment of Mr. Ahuja and the promotion of Mr. Essaid. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished in Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QXO, INC.

Date: November 12, 2026	By:	/s/ Christopher Signorello
Christopher Signorello
Chief Legal Officer